Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On January 2, 2025 (the “Closing Date”), JBT Marel Corporation (f/k/a John Bean Technologies Corporation) (“JBT Marel” or the “Company”) completed its voluntary takeover offer (the “Offer”) to shareholders of Marel hf. (“Marel” and such shareholders, “Marel Shareholders”) to acquire all of the issued and outstanding ordinary shares, nominal value ISK 1 per share (other than treasury shares) (the “Marel Shares”) of Marel pursuant to the transaction agreement dated April 4, 2024 (the “Transaction Agreement”), by and among the Company, John Bean Technologies Corporation Europe B.V., a subsidiary of the Company (the “Offeror”), and Marel. Based on the final results of the Offer, the Company received acceptance by Marel Shareholders representing 735,338,954 Marel Shares, corresponding to approximately 97.5 percent of all issued and outstanding Marel Shares. As the Company’s ownership in Marel exceeded 90 percent of all Marel shares after settlement of the Offer, on February 4, 2025, the Company completed the compulsory acquisition of all Marel Shares not then owned by the Offeror, pursuant to Articles 24 and 25 of the Icelandic Act on Public Limited Companies no. 2/1995, as amended, and Article 110 of the Icelandic Takeover Act no. 108/2007, as amended (the “Squeeze-Out”). The Squeeze-Out is further described in the “Description of the Transaction” section below.

This unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effect of the Transactions contemplated by the Transaction Agreement (the “Transaction”) and the Transaction Financing (as defined below). Such information is based on the following historical consolidated financial statements of the Company and Marel, as adjusted to give effect to the transaction and the Transaction Financing:

•

the separate audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024, and related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference into this offering memorandum; and

•	the separate audited consolidated financial statements of Marel for the fiscal year ended December 31, 2024, and the related notes. incorporated by reference into this offering memorandum.

The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2024 gives effect to the Transaction and the Transaction Financing as if it had occurred or become effective on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 and the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2025 have not been provided because Marel’s financial position and results of operations as of and for such periods are reflected in JBT Marel’s unaudited condensed consolidated financial statements in the Q2 2025 Quarterly Report, incorporated by reference into this offering memorandum.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read together with the accompanying notes. Such notes describe the assumptions and estimates related to the adjustments to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with the separate respective audited consolidated financial statements of the Company and Marel.

Description of the Transaction

On June 24, 2024, the Offeror launched a voluntary public takeover offer to Marel Shareholders to acquire all of the issued and outstanding Marel Shares, not including any treasury shares held by Marel. The Offer was conditioned upon, among other things, the Offer having been validly accepted by eligible Marel Shareholders representing (when taken together with any Marel Shares acquired or agreed to be acquired by the Offeror other 1 than through the Offer in accordance with applicable law) at least 90% (or, in the Offeror’s sole discretion, a lower percentage, not to be reduced below 80% without Marel’s consent) of the issued and outstanding share capital and voting rights of Marel (excluding Marel Shares owned by any of Marel’s subsidiaries) as of the time at which the Offeror accepts for exchange, and exchanges, all of the Marel Shares validly tendered and not validly withdrawn (the “Offer Closing Time”) and such acceptances not being withdrawn or subject to any third party consents in respect of pledges or other rights (the “Minimum Acceptance Condition”).

The Offer period expired on December 20, 2024 at 12:00 PM GMT, and based on the final result of the Offer, the Company achieved acceptance of the Offer by Marel Shareholders representing approximately 97.5 percent of Marel Shares. The Offer was then subsequently settled and the consideration described below was paid or issued, as applicable, on the Closing Date.

Marel Shareholders who validly tendered their Marel shares were able to elect to receive, in exchange for each Marel share, (i) EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel, or (iii) 0.0407 shares of JBT Marel, subject to a proration feature. Marel Shareholders elected to receive more shares of JBT Marel than were available. Therefore, as a result of the application of the proration feature, Marel Shareholders who elected to receive (i) EUR 3.60 in cash received, in exchange for each Marel share, EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel received, in exchange for each Marel share, EUR 1.26 in cash and 0.0265 shares of JBT Marel and (iii) 0.0407 shares of JBT Marel received, in exchange for each Marel share, EUR 1.2073635 in cash and 0.0270961 shares of JBT Marel. In the aggregate, at settlement of the Offer, Marel Shareholders received approximately EUR 926.6 million in cash and 19,486,483 shares of JBT Marel.

On the Closing Date, JBT Marel commenced the Squeeze-Out. The remaining Marel Shareholders were able to elect to receive, in exchange for each Marel Share, (a) EUR 3.60 in cash, (b) EUR 1.26 in cash and 0.0265 shares of JBT Marel, or (c) 0.0407 shares of JBT Marel, subject to proration in the same manner as the shares tendered in the Offer. Any Marel Shareholders that did not make an election received, in exchange for each Marel Share, EUR 1.26 in cash and 0.0265 shares of JBT Marel. Upon closing of the Squeeze-Out on February 4, 2025, the Company acquired the remaining 2.5 percent of Marel’s equity interests that were not acquired through the Offer of approximately EUR 23.6 million in cash and 493,150 shares of JBT Marel. This resulted in the Marel Shareholders receiving, in the aggregate across both the Offer and the Squeeze-Out, approximately EUR 950 million in cash and approximately a 38% ownership interest in the Company.

At the Offer Closing Time, each stock option with respect to Marel Shares (a “Marel Stock Option”) that was granted prior to the date of the Transaction Agreement and remained outstanding as of immediately prior to the Offer Closing Time with an exercise price per share less than the volume-weighted average trading price of a Marel Share on the last trading day immediately prior to the date on which settlement of the Offer is made (the “Marel Closing Price”), whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of Marel Shares subject to such Marel Stock Option as of immediately prior to the Offer Closing Time and (ii) the excess, if any, of the Marel Closing Price over the exercise price per share of such Marel Stock Option. Each Marel Stock Option with an exercise price per share equal to or greater than the Marel Closing Price was cancelled without any cash payment being made in respect thereof.

In connection with the Transaction, on the Closing Date, JBT Marel entered into the Second Amended and Restated Credit Agreement (“Credit Agreement”), which provides for a $1.8 billion revolving credit facility (the “New Revolving Credit Facility”) and a 7-year, $900 million senior secured term loan B (the “Term Loan B”). On the Closing Date, borrowings under the Credit Agreement were used to consummate the Transaction and to repay certain existing indebtedness of Marel and its subsidiaries (collectively, the “Transaction Financing”).

On April 4, 2024, the Company entered into the Bridge Credit Agreement, dated as of April 4, 2024, by and among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as joint bookrunners and lead arrangers (the “Bridge Credit Agreement”). On January 2, 2025, the commitments under the Bridge Credit Agreement were reduced to $0 as a result of the Transaction Financing described above. Substantially concurrently with entering into the Credit Agreement and the consummation of the Transaction, JBT Marel terminated the Bridge Credit Agreement in its entirety as permitted under its terms. In connection with the termination of the Bridge Credit Agreement, all accrued and unpaid fees thereunder were paid in full and all commitments thereunder were terminated.

Accounting for the Transaction

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting, with the Company as the acquirer for accounting purposes. For purposes of the unaudited pro forma condensed combined financial information, the applicable historical financial statements of Marel have been reclassified to align to the financial statement presentation of the Company, translated into U.S. dollars, and preliminarily adjusted for differences between International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IASB,” and such reporting standards, “IFRS”) and the Company’s accounting policies, which reflect accounting principles generally accepted in the United States of America (“GAAP”), for material accounting policy differences identified to date. Further, the unaudited pro forma condensed combined financial information includes transaction accounting adjustments which are necessary to account for the Transaction in accordance with GAAP and adjustments to reflect the Transaction Financing. The unaudited pro forma adjustments are based upon certain assumptions that the Company’s management believes are reasonable and currently available information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of results that would have occurred had the Transaction been completed as of the dates indicated above. In addition, the unaudited pro forma condensed combined financial information does not purport to be indicative of the future financial position or operating results of the combined operations and does not reflect the costs of any integration activities nor any benefits that may result from realization of future cost savings from operating efficiencies or revenue or other synergies expected to result from the Transaction.

The valuations of the assets acquired and liabilities assumed are preliminary and have not been finalized. The Company intends to finalize valuations and other studies as well as the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Transaction. The assets and liabilities of Marel have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.

JBT MAREL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year ended December 31, 2024

(In millions, except per share data)	Historical JBT	Historical Marel (IFRS) Adjusted For Reclassifications	IFRS to GAAP Adjustments		Transaction Accounting Adjustments		Transaction Financing Adjustments		Pro Forma Combined
		Note 2	Note 3		Note 5		Note 6
Revenue	$1,716.0	$1,720.6							3,436.6
Operating expenses:
Cost of products	1,089.5	1,114.5	0.3	3(b)	36.4	5(a)			2,240.7
Selling, general and administrative expense	506.7	521.3	8.1	3(a)(b)	47.2	5(b)			1,083.3
Restructuring expense	1.4	14.6							16.0

Operating income	118.4	70.2	(8.4)		(83.6)				96.6
Pension expense, other than service cost	27.3	—							27.3
Interest expense, net	(4.3)	72.0	(1.4)	3(b)	(58.4)	5(c)	123.1	6(a)	131.0

Income (loss) from continuing operations before income taxes	95.4	(1.8)	(7.0)		(25.2)		(123.1)		(61.7)
Income tax provision	10.7	24.0	(1.8)	5(d)	8.5	5(d)	(30.8)	6(b)	10.6

Equity in net earnings of unconsolidated affiliate	(0.1)	(0.5)							(0.6)

Net income (loss) from continuing operations	$84.6	$(26.3)	$(5.2)		$(33.7)		$(92.3)		$(72.9)

Basic earnings per share from continuing operations	$2.67								$(1.42)
Diluted earnings per share from continuing operations	$2.65								$(1.42)
Shares used in computing basic earnings per share	32.0								51.5
Shares used in computing diluted earnings per share	32.2								51.5

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and accompanying notes are prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income give effect to the Transaction and the Transaction Financing as if they had been consummated on January 1, 2024, the first day of the Company’s fiscal year.

The historical audited financial statements of the Company are prepared in accordance with GAAP and are reported in U.S. dollars. The historical audited financial statements of Marel are prepared in accordance with IFRS as issued by the IASB and are reported in Euro. For purposes of the unaudited pro forma condensed combined financial information, Marel’s historical unaudited consolidated statement of income for the twelve months ended December 31, 2024 was translated using the average exchange rate for the twelve months ended December 31, 2024 (1.0474 $/€).

For purposes of the unaudited pro forma condensed combined financial information, the historical financial information of Marel has been reclassified to conform to the Company’s financial statement presentation, converted from IFRS to GAAP, and compiled in a manner consistent with the accounting policies adopted by the Company as set forth in its audited historical financial statements. These adjustments are described further in the following notes. The Company is currently in the process of evaluating Marel’s accounting policies and converting Marel’s financials to GAAP. As a result of that review, additional differences could be identified between the accounting policies of the two companies that could have a material impact on the unaudited pro forma condensed combined financial information.

The Transaction is accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805. The Company has been deemed the acquirer for accounting purposes and has therefore estimated the fair value of Marel’s assets acquired and liabilities assumed using the fair value concepts defined in ASC 820, Fair Value Measurement. In identifying the Company as the acquiring entity, management reviewed the composition of the combined company’s board of directors, a majority of whom are existing directors of the Company, the entity issuing the shares and cash used as Transaction consideration, the designation of the Company’s President and Chief Executive Officer as the Chief Executive Officer of the combined company, as well as the fact that the Company’s existing shareholders prior to the consummation of the Transaction owned the majority of the combined company following the completion of the Transaction.

Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of the Transaction consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate Transaction consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate Transaction consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed in the Transaction could differ materially from the preliminary allocation of aggregate Transaction consideration. The final valuation will be based on the actual net tangible and intangible assets of Marel that existed at the acquisition Closing Date.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the Transaction or any acquisition and integration costs that may be incurred. Management is not aware of any material transactions between the Company and Marel during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and Marel have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2. Reclassifications

Marel’s historical balances were derived from Marel’s historical financial statements described above and are presented under IFRS and converted from Euro to U.S. dollars based on the historical exchange rates presented above in Note 1.

During the preparation of the unaudited pro forma condensed combined financial information, the Company performed a preliminary review of Marel’s financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Based on the information currently available, certain reclassifications have been made to Marel’s historical financial statements to conform to the Company’s presentation Further review of Marel’s financial statements may result in additional reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for a preliminary reconciliation of the historical financial information of Marel to the Company’s presentation:

Statement of Income Information for the twelve months ended December 31, 2024

Marel Financial Statement Line	Marel Historical Amount	Marel Historical Amount	Reclassification		Marel Historical Reclassified Amount	JBT Financial Statement Line
(In millions)	EUR	USD
Revenues	€1,642.7	$1,720.6			$1,720.6	Revenue
Cost of sales	(1,066.6)	(1,117.2)	2.7	(a)	(1,114.5)	Cost of products

Gross profit	576.1	603.4	2.7		606.1
Selling and marketing expense	(254.7)	(266.8)	3.6	(a)	(263.2)	Selling, general and administrative expense
General and administrative expense	(133.8)	(140.1)	5.3	(a)	(134.8)	Selling, general and administrative expense
Research and development expenses	(120.6)	(126.3)	3.0	(a)	(123.3)	Selling, general and administrative expense
			(14.6)	(a)	(14.6)	Restructuring expense

Result from operations	67.0	70.2	—		70.2	Operating Income
Finance costs	(70.8)	(74.2)			(74.2)	Interest expense, net
Finance income	2.1	2.2			2.2	Interest expense, net

Net finance costs	(68.7)	(72.0)	—		(72.0)
Share of result of associates	(0.5)	(0.5)			(0.5)	Equity in net earnings of unconsolidated affiliate

Result before income tax	(2.2)	(2.3)	—		(2.3)	Income from continuing operations before income taxes
Income tax	(22.9)	(24.0)			(24.0)	Income tax provision

Net result	€(25.1)	$(26.3)	$—		$(26.3)	Net income from continuing operations

(a)	Reclassification of Marel restructuring costs to restructuring expense as presented by the Company.

Note 3. IFRS to GAAP and Policy Adjustments

The historical consolidated financial information of Marel has been converted from IFRS to GAAP, applying the Company’s GAAP accounting policies.

Based on a preliminary review performed by the Company of Marel’s financial information, the following adjustments have been made to reflect Marel’s historical consolidated income statement on a GAAP basis for the purposes of the unaudited pro forma condensed combined financial information. At this time, the Company is not aware of any accounting policy differences that would have a material impact on the pro forma condensed combined financial information that are not reflected in the pro forma adjustments. Following the transaction, the Company is in the process of l finalizing the review of accounting policies and IFRS to GAAP adjustments, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

a.

Product development expenditures. Marel incurs expenses as part of development projects relating to the design and testing of new and or improved products which are capitalized as intangible assets under IFRS. Under GAAP, these costs are expensed as incurred, unless recognized in a business combination. The resulting adjustments therefore expense such costs as selling, general, and administrative expense, and reverse historical amortization of previously capitalized development costs as follows:

(In millions)	For the year ended December 31, 2024
Condensed Statement of Income
Reversal of amortization and impairment expense for previously capitalized development costs	$(21.5)
Development costs incurred	$28.9

Increase to Selling, general and administrative expense	$7.3

b.

Leases. Under IFRS, lessees have only one lease classification, which is similar to the finance lease classification under GAAP. Based on a preliminary review of the nature of Marel’s lease arrangements, substantially all of Marel’s leases are expected to be classified as operating leases under GAAP. As a result, adjustments have been made to replace the historical amortization of right-of-use assets and interest expense recognized by Marel under IFRS with straight-line lease expense. The following adjustments have been made for Marel’s operating leases under GAAP:

(In millions)	For the year ended December 31, 2024
Condensed Statement of Income
Decrease to Interest expense, net	$(1.4)
Increase to Cost of sales(1)	$0.3

Increase to Selling, general and administrative expense(1)	$0.8

(1)

In the aggregate, based on the preliminary review described above, reflects an estimated reversal of amortization expense for finance leases under IFRS of $15.9 million offset by the recognition of an estimated straight line rent expense of $17.0 million for the year ended December 31, 2024.

Note 4. Purchase Price Allocation

The total preliminary Transaction consideration has been allocated to Marel’s assets and liabilities based upon management’s preliminary estimate of their fair values as if the Transaction had been consummated on January 1, 2024. For purposes of the unaudited pro forma condensed combined financial information only, the valuation of the Transaction consideration uses the Company’s share price as of the Closing Date on January 2, 2025, of $124.94 per share. This represents the Company’s lowest trading price on the Closing Date, which is consistent with the Company’s accounting policy for determining the fair value of equity consideration exchanged in an acquisition.

Marel Shareholders who validly tendered their Marel shares in the Offer were able to elect to receive, in exchange for each Marel share, (i) EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel, or (iii) 0.0407 shares of JBT Marel, subject to a proration feature. Marel Shareholders elected to receive more shares of JBT Marel than were available. Therefore, as a result of the application of the proration feature, Marel Shareholders who elected to receive (i) EUR 3.60 in cash received, in exchange for each Marel share, EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel received, in exchange for each Marel share, EUR 1.26 in cash and 0.0265 shares of JBT Marel and (iii) 0.0407 shares of JBT Marel received, in exchange for each Marel share, EUR 1.2073635 in cash and 0.0270961 shares of JBT Marel. In the aggregate, at settlement of the Offer, Marel Shareholders received approximately EUR 926.6 million in cash and 19,486,483 shares of JBT Marel.

In addition, the Marel Shareholders who validly tendered their Marel Shares in the Squeeze-Out were able to elect to receive, in exchange for each Marel Share, (a) EUR 3.60 in cash, (b) 0.0265 shares of JBT Marel and EUR 1.26 in cash or (c) 0.0407 shares of JBT Marel, subject to a proration feature. As a result of the application of the proration feature, Marel Shareholders who elected to receive (i) EUR 3.60 in cash received, in exchange for each

Marel Share, EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel received, in exchange for each Marel Share, EUR 1.26 in cash and 0.0265 shares of JBT Marel and (iii) 0.0407 shares of JBT Marel received, in exchange for each Marel Share, EUR 1.2073635 in cash and 0.0270961 shares of JBT Marel. Any Marel Shareholders that did not make an election received, in exchange for each Marel Share, EUR 1.26 in cash and 0.0265 shares in JBT Marel. In the aggregate, at settlement of the Squeeze-Out, the remaining Marel Shareholders received approximately EUR 23.6 million in cash and 493,150 shares of JBT Marel.

The following table summarizes the components of the Transaction Consideration:

(In millions, except per share data)
JBT shares issued(1)	19.5
JBT share price(2)	$124.94
Value of JBT shares issued to Marel Shareholders	$2,436.3
Cash consideration to Marel Shareholders(1,3)	$959.3
Settlement of Marel debt(4)	$867.8
Settlement of Marel interest rate swaps	$3.3
Fair value of Marel stock options attributable to pre-combination vesting(5)	$5.6
Total Purchase Consideration	$4,272.3

(1)

In the Offer and in the Squeeze-Out, Marel Shareholders who validly tendered their Marel Shares were able to elect to receive, in exchange for each Marel Share, (i) EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel, or (iii) 0.0407 shares of JBT Marel, subject to a proration feature. 735,338,954 Marel Shares were voluntarily tendered prior to the expiration of the Offer, representing approximately 97.5% of outstanding Marel Shares. 18,611,317 Marel Shares were not voluntarily tendered in the Offer on January 2, 2025 and were redeemed by the Company on February 4, 2025 in the Squeeze-Out. At closing of the Squeeze-Out, as a result of the application of the proration feature, Marel Shareholders who elected to receive (i) EUR 3.60 in cash received, in exchange for each Marel Share, EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel received, in exchange for each Marel Share, EUR 1.26 in cash and 0.0265 shares of JBT Marel and (iii) 0.0407 shares of JBT Marel received, in exchange for each Marel Share, EUR 1.2073635 in cash and 0.0270961 shares of JBT Marel. Any Marel shareholders that did not make an election received, in exchange for each Marel Share, EUR 1.26 in cash and 0.0265 shares in JBT Marel.

(2)	Represents the Company’s lowest trading price as of January 2, 2025, $124.94 per share.

(3)	Cash consideration paid to Marel Shareholders is determined using the Euro to USD exchange rate as of January 2, 2025 of 1.0353 $/€.

(4)	Represents the gross settlement of Marel’s existing long-term debt that was not assumed by the Company using the EUR to USD exchange rate as of January 2, 2025 of 1.0353 $/€.

(5)

Represents the cash settlement outcome for 7.8 million Marel Stock Options that were in the money based on the Marel Closing Price. Each Marel Stock Option that was granted prior to the date of the Transaction Agreement and remained outstanding as of immediately prior to the Offer Closing Time, whether vested or unvested, may be eligible for cash consideration if the exercise price per share of the Marel Stock Option is less than the Marel Closing Price. Based on the share price of Marel as of the Offer Closing Time, 7.4 million Marel Stock Options were out of the money as the exercise price exceeded the Marel share price. Accordingly, those 7.4 million Marel Stock Options were cancelled for no consideration in this unaudited pro forma condensed combined financial information.

Note 5. Transaction Accounting Adjustments

The determination of transaction-related adjustments presented herein are preliminary and based in part on the Company’s management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed. The adjustments have been prepared to illustrate the estimated effect of the Transaction. Amounts recognized following the consummation of the Transaction may differ significantly based upon finalization of the fair values of assets acquired and useful lives thereon for the purpose of periodic depreciation, amortization and other expenses recognized in those subsequent periods.

Unaudited Pro Forma Condensed Combined Statement of Income

(a)	Cost of products

Represents adjustments to reflect additional pro forma expense associated with the preliminary estimate of the increase to the carrying value of Marel’s inventories to fair value in addition to the incremental depreciation expense and amortization expense from the fair value adjustments to property, plant and equipment and intangible assets, respectively.

(In millions)	For the year ended December 31, 2024
Inventory fair value step-up recognized through Cost of products(1)	$19.0
Pro forma intangibile asset depreciation(2)	17.6
Pro forma tangibile asset depreciation(3)	15.0
Removal of Marel historical depreciation	(15.2)

Pro forma adjustment	$36.4

(1)	These costs are nonrecurring in nature and not anticipated to affect the condensed combined statement of income beyond twelve months after the closing of the Transaction.

(2)	Represents straight-line amortization of the estimated fair value of the acquired intangible asset for developed technology over its estimated useful life.

(3)

Represents straight-line depreciation of the estimated fair value of the acquired property, plant and equipment over the estimated weighted average useful lives of those assets. Depreciation expense is allocated to cost of products and selling, general and administrative expense based upon the nature of the activities associated with the use of the acquired tangible assets.

(b)	Selling, general and administrative expense

Represents the adjustments to selling, general and administrative expense (“SG&A”) associated with the preliminary estimate of the fair value of acquired property, plant and equipment and intangible assets, which are recurring in nature. Note $57.7 million of transaction costs incurred post December 31, 2024 are reflected within the result of JBT Marel for the quarter ended June 30, 2025, incorporated by reference into this offering memorandum.

Depreciation of acquired property, plant and equipment

(In millions)	For the year ended December 31, 2024
Pro forma tangible asset depreciation(1)	$12.8
Removal of Marel historical depreciation	(15.1)

Pro forma net adjusted depreciation	$(2.3)

(1)

Represents straight-line depreciation of the estimated fair value of the acquired property, plant and equipment over the estimated weighted average useful lives of those assets. Depreciation expense is allocated to cost of products and selling, general and administrative expense based upon the nature of the activities associated with the use of the acquired tangible assets.

Pro forma tangible asset depreciation reflects the revised depreciation of property, plant and equipment assets arising from the Transaction and is based on management’s preliminary estimate of useful lives and future production. The Company has historically depreciated all asset classes of property, plant and equipment on a straight-line basis.

The amount of depreciation expense recognized following the close of the Transaction may differ significantly between periods based upon the final fair value assigned and depreciation methodology used for each category of property, plant and equipment.

Amortization of acquired intangible assets

(In millions)	For the year ended December 31, 2024
Pro forma intangible asset amortization(1)	$86.2
Removal of Marel historical amortization	(36.7)

Pro forma net adjusted amortization	$49.5

(1)

Represents straight-line amortization of the estimated fair value of intangible assets for trade names and customer relationships over the estimated useful life of 26 years and 15 years, respectively. Provisional fair values assigned to intangible assets were adjusted after the Company’s Q2 2025 Quarterly Report, incorporated by reference herein. The impact of this adjustment is a net increase in goodwill and a lower intangible asset amortization expense of $22 million. This qualified measurement period adjustment is reflected in the amounts above for the year ended December 31, 2024.

Pro forma intangible asset amortization reflects the revised amortization of intangible assets arising from the Transaction and is based on the Company’s management’s preliminary estimate of useful lives. The Company has historically amortized all asset classes of intangible assets on a straight-line basis. The Company adjusted its provisional fair values assigned to its intangible assets with a corresponding change to goodwill in the Company’s Q2 2025 Quarterly report, incorporated by reference herein. The amount of amortization expense recognized following the close of the transaction may differ significantly between periods based upon the final fair value assigned, the final determination of useful lives and amortization methodology used for each intangible asset.

(c)	Interest expense, net

Represents a decrease in interest expense for the year ended December 31, 2024, as a result of the repayment of Marel’s Promissory Notes, revolving credit facility and term loans. Refer to Note 6 below for an incremental adjustment made to interest expense to recognize the pro forma impact of the Transaction Financing.

Adjustments to interest expense for the year ended December 31, 2024, are as follows:

(In millions)	For the year ended December 31, 2024
Removal of interest expense on repaid Marel borrowings	$(58.3)
Removal of unamortized deferred financing costs on repaid Marel borrowings	(3.1)
Removal of interest on terminated Marel interest rate swaps(1)	3.0

Pro forma net adjusted interest expense	$(58.4)

(1)

Represents an adjustment to reverse amounts Marel had recognized as interest income in connection with interest rate swaps used by Marel to apply cash flow hedge accounting treatment to forecasted payments of interest on Marel’s long-term debt.

(d)	Income Taxes

Represents an estimate of the income tax impacts of the Transaction on the statements of comprehensive income. The taxes associated with the estimated pro forma adjustments reflect an estimated statutory rate of 25% and a preliminary estimate of the deductibility of certain transaction-related costs. Although not reflected in the unaudited pro forma condensed combined financial information, the effective tax rate of the combined company could be different than the Company’s historical effective tax rate (either higher or lower) depending on various factors, including post-Transaction activities.

(e)	Net earnings per share

Unaudited pro forma earnings per share calculations are based on the consolidated pro forma weighted average shares outstanding of the Company. The pro forma weighted average shares outstanding are a combination of historical shares of the Company’s common stock, par value $0.01 per share (“Historical JBT Shares”) and shares of the Company issued as Transaction consideration. The number of shares used in computing diluted net loss per share for the combined company equals the number of shares used in computing basic net loss per shares, as the result would otherwise be antidilutive.

(In millions, except per share data)	For the year ended December 31, 2024
Pro forma net (loss) income	$(72.9)
Historical JBT Shares used in computing pro forma earnings per share
Basic	32.0
Diluted	32.2
JBT Marel Shares issued in the Transaction	19.5
Pro forma shares used in computing pro forma earnings per share
Basic	51.5
Diluted	51.5
Pro forma earnings per share
Basic	$(1.42)
Diluted	$(1.42)

Note 6. Transaction Financing Adjustments

The Company funded the cash portion of the Transaction through a combination of cash on hand and approximately $1,752.6 million of gross debt financing, consisting of borrowings of $900 million from the Term Loan B and borrowings of approximately $852.6 million under the New Revolving Credit Facility. Proceeds of the financing and cash on hand were used to (i) pay the cash consideration in the Offer, (ii) repay certain existing indebtedness of Marel and settle existing Marel interest rate swaps, and (iii) pay Transaction costs, which include bank fees, financial advisory fees and other professional fees. Substantially concurrently with entering into the Credit Agreement and the consummation of the Transaction, JBT Marel terminated the Bridge Credit Agreement in its entirety as permitted under its terms. In connection with the termination of the Bridge Credit Agreement, all accrued and unpaid fees thereunder were paid in full and all commitments thereunder were terminated. The Company incurred and paid fees of approximately $2.6 million in connection with the termination of the Bridge Credit Agreement on the Closing Date, upon the closing of the Transaction and the related takeout financing. Such fees are reflected within the result of JBT Marel for the quarter ended June 30, 2025, incorporated by reference into this offering memorandum.

a.

Represents an increase in interest expense related to the incremental borrowings. In determining pro forma interest expense, the Company applied an estimated interest rate of 6.77% per annum on proceeds of $900 million from the Term Loan B, derived from the one-month SOFR as of January 2, 2025, plus a margin of 2.25% per annum. For borrowings under the New Revolving Credit Facility, the Company applied an estimated interest rate of 6.47% per annum, derived from the one-month SOFR as of January 2, 2025, plus a margin of 1.95%. These assumptions and expectations are subject to change and could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information. A hypothetical 1/8 percentage point increase/decrease in the weighted average interest rate would result in an increase/decrease of approximately $2.2 million in pro forma interest expense for the year ended December 31, 2024.

(In millions)	For the year ended December 31, 2024
Interest expense – Transaction Financing	$116.2
Transaction Financing facility fees(1)	3.9
Amortization of debt discounts and deferred financing costs – Transaction Financing(2)	3.0
Pro forma adjustment	$123.1

(1)

Represents incremental revolving facility fees stipulated by the Credit Agreement calculated as 0.30% on the aggregate revolving credit commitment amount of $1.8 billion available under the New Revolving Credit Facility, payable quarterly in arrears after the Offer Closing Time, in excess of revolving facility fees incurred under the Existing Revolving Credit Facility of $2.9 million for the year ended December 31, 2024.

(2)

Assumes deferred $2.3 million in debt discounts and $14.7 million in deferred financing costs associated with the 7-year Term Loan B and $6.1 million in deferred financing costs associated with the 5-year New Revolving Credit Facility were recognized on January 1, 2024. Because the borrowing capacity of the New Revolving Credit Facility exceeds that of the Existing Revolving Credit Facility, it is further assumed that approximately $10.8 million of unamortized deferred financing costs capitalized by the Company as deferred charges in connection with the Existing Revolving Credit Facility will be amortized over the commitment term of the New Revolving Credit Facility.

b.	Income tax effects on the financing adjustments were calculated based on the U.S. federal statutory rate of 25%.